Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Jamie Britton, 214.932.6721	Shannon Wherry, 469.399.8527
jamie.britton@texascapitalbank.com	shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2021
DALLAS - April 21, 2021 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the first quarter of 2021.
"In my first 90 days as CEO, we have achieved momentum in establishing the foundation from which we can move forward," said Rob C. Holmes, President and CEO. "In the first quarter alone, we were able to execute the largest capital raise in our history and close on our first warehouse lending credit risk transfer transaction, both of which position TCBI for future growth. Looking ahead, we will continue to supplement our workforce with new talent, take steps to drive shareholder value and develop our fulsome long-term strategy. As promised, I look forward to sharing it with you in the third quarter."
•Net income of $71.9 million ($1.33 per diluted share) reported for the first quarter of 2021, an increase of $11.8 million on a linked quarter basis and an increase of $88.6 million from the first quarter of 2020.
•Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), decreased 2% on a linked quarter basis (decreasing 15% on an average basis) and increased 10% from the first quarter of 2020 (decreasing 17% on an average basis).
•Demand deposits increased 19% and total deposits increased 8% on a linked quarter basis (increasing 9% and 2%, respectively, on an average basis), and increased 61% and 23%, respectively, from the first quarter of 2020 (increasing 44% and 21%, respectively, on an average basis).
•Loans held for investment ("LHI"), excluding mortgage finance loans, were flat on a linked quarter basis (decreasing 1% on an average basis) and decreased 9% from the first quarter of 2020 (decreasing 7% on an average basis).
•Issuance of $300.0 million in 5.75% fixed rate non-cumulative perpetual preferred stock, completed in the first quarter of 2021, providing additional equity to be used for general corporate purchases, including funding regulatory capital infusions into the Bank. We also intend to use a portion of the net proceeds to redeem, subject to all applicable regulatory approvals, our existing 6.5% fixed rate non-cumulative perpetual preferred stock.
•Issuance of $275.0 million senior unsecured credit-linked notes in the first quarter of 2021. The net proceeds of this offering will be used to expand the Bank's warehouse lending program and better serve our clients in all market environments.

FINANCIAL SUMMARY

(dollars and shares in thousands)	Q1 2021	Q1 2020	% Change
QUARTERLY OPERATING RESULTS
Net income	$71,938	$(16,687)	(531)%
Net income available to common stockholders	$68,159	$(19,125)	(456)%
Diluted earnings per common share	$1.33	$(0.38)	(450)%
Diluted common shares	51,070	50,475	1%
ROA	0.73%	(0.20)%
ROE	10.08%	(2.85)%
BALANCE SHEET
LHS	$176,286	$774,064	(77)%
LHI, mortgage finance	9,009,081	7,588,803	19%
LHI	15,399,174	16,857,579	(9)%
Total LHI	24,408,255	24,446,382	—%
Total assets	40,054,433	35,879,416	12%
Demand deposits	15,174,642	9,420,303	61%
Total deposits	33,391,970	27,134,263	23%
Stockholders’ equity	3,159,482	2,772,596	14%

DETAILED FINANCIALS

For the first quarter of 2021, net income was $71.9 million, compared to net income of $60.2 million for the fourth quarter of 2020, and net loss of $16.7 million for the first quarter of 2020. On a fully diluted basis, earnings per common share were $1.33 for the quarter ended March 31, 2021, compared to earnings per common share of $1.14 for the quarter ended December 31, 2020 and loss per common share of $0.38 for the quarter ended March 31, 2020. The increase in net income for the first quarter of 2021 as compared to the fourth quarter of 2020 resulted primarily from a $38.0 million decrease in the provision for credit losses, offset by a decrease in net interest income.

We recorded a $6.0 million negative provision for credit losses for the first quarter of 2021, compared to a $32.0 million provision for credit losses for the fourth quarter of 2020 and a $96.0 million provision for credit losses for the first quarter of 2020. The linked quarter decrease in provision for credit losses resulted primarily from a decrease in charge-offs and improvement in the economic outlook as the economy begins to recover from the impacts of the COVID-19 pandemic. We recorded $6.4 million in net charge-offs during the first quarter of 2021, including $5.0 million in energy net charge-offs on loans that had been previously identified as problem loans, compared to $65.4 million during the fourth quarter of 2020 and $57.7 million during the first quarter of 2020. Criticized loans totaled $945.1 million at March 31, 2021, compared to $918.4 million at December 31, 2020 and $675.9 million at March 31, 2020. Criticized loan levels remain elevated when compared to pre-pandemic levels due to the downgrade of loans to borrowers that have been impacted by the COVID-19 pandemic.

Non-performing assets ("NPAs") totaled $97.7 million at March 31, 2021, a decrease of $24.3 million compared to the fourth quarter of 2020 and a decrease of $121.4 million compared to the first quarter of 2020. The linked quarter change in NPAs was primarily due to a decline in non-accrual energy loans. The ratio of total LHI NPAs to total LHI plus other real estate owned ("OREO") for the first quarter of 2021 was 0.40%, compared to 0.50% for the fourth quarter of 2020 and 0.90% for the first quarter of 2020.

Net interest income was $200.1 million for the first quarter of 2021, compared to $223.0 million for the fourth quarter of 2020 and $228.3 million for the first quarter of 2020. Net interest margin for the first quarter of 2021 was 2.09%, a decrease of 23 basis points from the fourth quarter of 2020 and a decrease of 69 basis points from the first quarter of 2020. The shift in earning assets, primarily the increases in liquidity assets and investment securities coupled with a decrease in total average loans, contributed to the linked-quarter and year-over-year decreases in net interest margin. LHI yields, excluding mortgage finance loans, decreased 21 basis points from the fourth quarter of 2020, and decreased 98 basis points compared to the first quarter of 2020. LHI, mortgage finance yields for the first quarter of 2021 decreased 7 basis points compared to the fourth quarter of 2020, and increased 7 basis points compared to the first quarter of 2020. Additionally, total cost of deposits for the first quarter of 2021 decreased 5 basis points to 0.24% compared to 0.29% for the fourth quarter of 2020, and decreased 66 basis points from .90% for the first quarter of 2020.

Non-interest income for the first quarter of 2021 decreased $3.8 million, or 9%, compared to the fourth quarter of 2020, and increased $27.3 million, or 232%, compared to the first quarter of 2020. The linked quarter decrease was primarily related to decreases in brokered loans fees, net gain/(loss) on sale of LHS and other non-interest income, partially offset by an increase in service charges on deposit accounts. The year-over-year increase was primarily related to increases in net gain/(loss) on sale of LHS, servicing income and other non-interest income. The linked quarter decreases in brokered loan fees and net gain/(loss) on sale of LHS were primarily due to a decrease in total mortgage finance volumes in the first quarter of 2021. The year-over-year increase in net gain/(loss) on sale of LHS was due to lower hedge costs in the first quarter of 2021 as a result of holding purchased loans for shorter durations than in prior periods, and is offset by the year-over-year decline in net interest income on LHS.

Non-interest expense for the first quarter of 2021 decreased $570,000, or less than 1 percent, compared to the fourth quarter of 2020, and decreased $15.1 million, or 9%, compared to the first quarter of 2020. The linked quarter decrease was primarily related to decreases in marketing expense, legal and professional expense and servicing-related expenses, offset by an increase in salaries and employee benefits, which is typically higher in the first quarter due to FICA and other seasonal payroll expenses that peak in the first quarter. The year-over-year decrease was primarily due to decreases in marketing expense, legal and professional expense, servicing-related expenses and merger-related expenses, offset by increases in salaries and employee benefits and communications and technology expenses.

All regulatory ratios continue to be in excess of "well-capitalized" requirements as of March 31, 2021. Our CET 1, tier 1 capital, total capital and leverage ratios were 10.2%, 12.3%, 14.0% and 8.3%, respectively, at March 31, 2021, compared to 9.4%, 10.3%, 12.1% and 7.5%, respectively, at December 31, 2020. At March 31, 2021, our ratio of tangible common equity to total tangible assets was 6.7% compared to 7.2% at December 31, 2020.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should”, “projects,” “targeted,” “continue,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices, (3) the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic and any other pandemic, epidemic or health related crisis, (4) expectations regarding rates of default and credit losses, (5) volatility in the mortgage industry, (6) our business strategies, (7) our expectations about future financial performance, future growth and earnings, (8) the appropriateness of our allowance for credit losses and provision for credit losses, (9) our ability to identify, employ and retain qualified employees, (10) the impact of changing regulatory requirements and legislative changes on our business, (11) increased competition, (12) interest rate risk, (13)greater than expected costs or difficulties related to the integration and development of new lines of business, new products or service offerings and new technologies, (14) technological changes, (15) the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third party providers and (16) our success at managing the risk and uncertainties involved in the foregoing factors. In addition, statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2021	2020	2020	2020	2020
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$228,412	$255,163	$243,731	$252,010	$306,008
Interest expense	28,339	32,153	36,162	42,082	77,689
Net interest income	200,073	223,010	207,569	209,928	228,319
Provision for credit losses	(6,000)	32,000	30,000	100,000	96,000
Net interest income after provision for credit losses	206,073	191,010	177,569	109,928	132,319
Non-interest income	39,092	42,886	60,348	70,502	11,780
Non-interest expense	150,316	150,886	165,741	222,352	165,417
Income/(loss) before income taxes	94,849	83,010	72,176	(41,922)	(21,318)
Income tax expense/(benefit)	22,911	22,834	15,060	(7,606)	(4,631)
Net income/(loss)	71,938	60,176	57,116	(34,316)	(16,687)
Preferred stock dividends	3,779	2,437	2,438	2,437	2,438
Net income/(loss) available to common stockholders	$68,159	$57,739	$54,678	$(36,753)	$(19,125)
Diluted earnings/(loss) per common share	$1.33	$1.14	$1.08	$(0.73)	$(0.38)
Diluted common shares	51,069,511	50,794,421	50,573,073	50,416,331	50,474,802
CONSOLIDATED BALANCE SHEET DATA
Total assets	$40,054,433	$37,726,096	$38,432,872	$36,613,127	$35,879,416
LHI	15,399,174	15,351,451	15,789,958	16,552,203	16,857,579
LHI, mortgage finance	9,009,081	9,079,409	9,378,104	8,972,626	7,588,803
LHS	176,286	283,165	648,009	454,581	774,064
Liquidity assets(1)	11,212,276	9,032,807	10,461,544	9,540,044	9,498,189
Investment securities	3,443,058	3,196,970	1,367,313	234,969	228,784
Demand deposits	15,174,642	12,740,947	12,339,212	10,835,911	9,420,303
Total deposits	33,391,970	30,996,589	31,959,487	30,187,695	27,134,263
Other borrowings	2,515,587	3,111,751	2,908,183	2,895,790	5,195,267
Long-term debt	664,968	395,896	395,806	395,715	395,625
Stockholders’ equity	3,159,482	2,871,224	2,800,404	2,734,755	2,772,596

End of period shares outstanding	50,557,767	50,470,450	50,455,552	50,435,672	50,407,778
Book value	$53.59	$53.92	$52.53	$51.25	$52.03
Tangible book value(2)	$53.24	$53.57	$52.18	$50.89	$51.67
SELECTED FINANCIAL RATIOS
Net interest margin	2.09%	2.32%	2.22%	2.30%	2.78%
Return on average assets	0.73%	0.61%	0.59%	(0.36)%	(0.20)%
Return on average common equity	10.08%	8.50%	8.24%	(5.48)%	(2.85)%
Non-interest income to average earning assets	0.41%	0.44%	0.64%	0.77%	0.14%
Efficiency ratio(3)	62.9%	56.7%	61.9%	79.3%	68.9%
Non-interest expense to average earning assets	1.57%	1.56%	1.76%	2.43%	2.00%
Tangible common equity to total tangible assets(4)	6.7%	7.2%	6.9%	7.0%	7.3%
Common Equity Tier 1	10.2%	9.4%	9.1%	8.8%	9.3%
Tier 1 capital	12.3%	10.3%	9.9%	9.7%	10.2%
Total capital	14.0%	12.1%	11.8%	11.6%	12.0%
Leverage	8.3%	7.5%	7.6%	7.5%	8.5%
(1)    Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.
(2)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(3)    Non-interest expense divided by the sum of net interest income and non-interest income.
(4)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	March 31, 2021	March 31, 2020	% Change
Assets
Cash and due from banks	$215,835	$162,386	33%
Interest-bearing deposits	11,212,276	9,468,189	18%
Federal funds sold and securities purchased under resale agreements	—	30,000	(100)%
Securities, available-for-sale	3,443,058	228,784	N/M
LHS, at fair value	176,286	774,064	(77)%
LHI, mortgage finance	9,009,081	7,588,803	19%
LHI (net of unearned income)	15,399,174	16,857,579	(9)%
Less: Allowance for credit losses on loans	242,484	240,958	1%
LHI, net	24,165,771	24,205,424	—%
Mortgage servicing rights, net	121,096	70,619	71%
Premises and equipment, net	23,346	29,663	(21)%
Accrued interest receivable and other assets	679,199	892,305	(24)%
Goodwill and intangibles, net	17,566	17,982	(2)%
Total assets	$40,054,433	$35,879,416	12%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$15,174,642	$9,420,303	61%
Interest bearing	18,217,328	17,713,960	3%
Total deposits	33,391,970	27,134,263	23%

Accrued interest payable	5,629	16,969	(67)%
Other liabilities	316,797	364,696	(13)%
Federal funds purchased and repurchase agreements	115,587	295,267	(61)%
Other borrowings	2,400,000	4,900,000	(51)%
Long-term debt	664,968	395,625	68%
Total liabilities	36,894,951	33,106,820	11%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,300,000 and 6,000,000 shares issued at March 31, 2021 and 2020, respectively	450,000	150,000	200%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,558,184 and 50,408,195 at March 31, 2021 and 2020, respectively	505	504	—%
Additional paid-in capital	984,207	979,939	—%
Retained earnings	1,781,215	1,637,392	9%
Treasury stock (shares at cost: 417 at March 31, 2021 and 2020)	(8)	(8)	—%
Accumulated other comprehensive income/(loss), net of taxes	(56,437)	4,769	N/M
Total stockholders’ equity	3,159,482	2,772,596	14%
Total liabilities and stockholders’ equity	$40,054,433	$35,879,416	12%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended March 31,
	2021	2020
Interest income
Interest and fees on loans	$215,592	$283,625
Investment securities	9,887	2,183
Federal funds sold and securities purchased under resale agreements	1	614
Interest-bearing deposits in other banks	2,932	19,586
Total interest income	228,412	306,008
Interest expense
Deposits	20,004	62,174
Federal funds purchased	75	669
Other borrowings	2,517	9,582
Long-term debt	5,743	5,264
Total interest expense	28,339	77,689
Net interest income	200,073	228,319
Provision for credit losses	(6,000)	96,000
Net interest income after provision for credit losses	206,073	132,319
Non-interest income
Service charges on deposit accounts	4,716	3,293
Wealth management and trust fee income	2,855	2,467
Brokered loan fees	9,311	8,015
Servicing income	9,009	4,746
Swap fees	526	2,757
Net gain/(loss) on sale of LHS	5,572	(13,000)
Other	7,103	3,502
Total non-interest income	39,092	11,780
Non-interest expense
Salaries and employee benefits	87,522	77,193
Net occupancy expense	8,274	8,712
Marketing	1,697	8,522
Legal and professional	8,277	17,466
Communications and technology	15,969	13,791
FDIC insurance assessment	6,613	5,849
Servicing-related expenses	12,989	16,354
Merger-related expenses	—	7,270
Other	8,975	10,260
Total non-interest expense	150,316	165,417
Income/(loss) before income taxes	94,849	(21,318)
Income tax expense/(benefit)	22,911	(4,631)
Net income/(loss)	71,938	(16,687)
Preferred stock dividends	3,779	2,438
Net income/(loss) available to common stockholders	$68,159	$(19,125)

Basic earnings/(loss) per common share	$1.35	$(0.38)
Diluted earnings/(loss) per common share	$1.33	$(0.38)

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2021	2020	2020	2020	2020
Allowance for credit losses on loans:
Beginning balance	$254,615	$290,165	$264,722	$240,958	$195,047
Impact of CECL adoption	—	—	—	—	8,585
Loans charged-off:
Commercial	2,451	37,984	2,436	12,287	20,653
Energy	5,732	33,283	141	62,368	37,730
Real estate	—	180	—	—	—
Total charge-offs	8,183	71,447	2,577	74,655	58,383
Recoveries:
Commercial	1,050	394	113	513	257
Energy	715	5,696	880	—	423
Total recoveries	1,765	6,090	993	513	680
Net charge-offs	6,418	65,357	1,584	74,142	57,703
Provision for credit losses on loans	(5,713)	29,807	27,027	97,906	95,029
Ending balance	$242,484	$254,615	$290,165	$264,722	$240,958

Allowance for off-balance sheet credit losses:
Beginning balance	$17,434	$15,241	$12,268	$10,174	$8,640
Impact of CECL adoption	—	—	—	—	563
Provision for off-balance sheet credit losses	(287)	2,193	2,973	2,094	971
Ending balance	$17,147	$17,434	$15,241	$12,268	$10,174

Total allowance for credit losses	$259,631	$272,049	$305,406	$276,990	$251,132

Total provision for credit losses	$(6,000)	$32,000	$30,000	$100,000	$96,000

Allowance for credit losses on loans to LHI	0.99%	1.04%	1.15%	1.04%	0.99%
Allowance for credit losses on loans to average LHI	1.03%	1.01%	1.14%	1.03%	1.02%
Net charge-offs to average LHI(1)	0.11%	1.03%	0.02%	1.16%	0.98%
Net charge-offs to average LHI for last twelve months(1)	0.59%	0.80%	0.59%	0.73%	0.53%
Total provision for credit losses to average LHI(1)	(0.10)%	0.51%	0.47%	1.57%	1.63%
Total allowance for credit losses to LHI	1.06%	1.11%	1.21%	1.09%	1.03%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2021	2020	2020	2020	2020

Non-performing assets (NPAs):
Non-accrual loans	$97,730	$121,989	$161,946	$174,031	$219,165
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$97,730	$121,989	$161,946	$174,031	$219,165

Non-accrual loans to LHI	0.40%	0.50%	0.64%	0.68%	0.90%
Total LHI NPAs to LHI plus OREO	0.40%	0.50%	0.64%	0.68%	0.90%
Total LHI NPAs to earning assets	0.25%	0.33%	0.43%	0.49%	0.63%
Allowance for credit losses on loans to non-accrual loans	2.5x	2.1x	1.8x	1.5x	1.1x

LHI past due 90 days and still accruing(1)	$6,187	$12,541	$15,896	$21,079	$21,274
LHI past due 90 days to LHI	0.03%	0.05%	0.06%	0.08%	0.09%
LHS non-accrual(2)	$—	$6,966	$—	$—	$—
LHS past due 90 days and still accruing(3)	$16,359	$16,667	$15,631	$10,152	$9,014
(1)At March 31, 2021, loans past due 90 days and still accruing includes premium finance loans of $3.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes one non-accrual loan previously reported in loans HFI that was transferred to loans HFS as of December 31, 2020 and subsequently sold at carrying value.
(3)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2021	2020	2020	2020	2020
Interest income
Interest and fees on loans	$215,592	$242,776	$237,179	$247,595	$283,625
Investment securities	9,887	9,594	3,674	2,024	2,183
Federal funds sold and securities purchased under resale agreements	1	1	1	77	614
Interest-bearing deposits in other banks	2,932	2,792	2,877	2,314	19,586
Total interest income	228,412	255,163	243,731	252,010	306,008
Interest expense
Deposits	20,004	23,819	27,830	32,294	62,174
Federal funds purchased	75	110	128	176	669
Other borrowings	2,517	3,407	3,365	4,569	9,582
Long-term debt	5,743	4,817	4,839	5,043	5,264
Total interest expense	28,339	32,153	36,162	42,082	77,689
Net interest income	200,073	223,010	207,569	209,928	228,319
Provision for credit losses	(6,000)	32,000	30,000	100,000	96,000
Net interest income after provision for credit losses	206,073	191,010	177,569	109,928	132,319
Non-interest income
Service charges on deposit accounts	4,716	3,004	2,864	2,459	3,293
Wealth management and trust fee income	2,855	2,681	2,502	2,348	2,467
Brokered loan fees	9,311	12,610	15,034	10,764	8,015
Servicing income	9,009	8,834	7,329	6,120	4,746
Swap fees	526	473	484	1,468	2,757
Net gain/(loss) on sale of LHS	5,572	6,761	25,242	39,023	(13,000)
Other	7,103	8,523	6,893	8,320	3,502
Total non-interest income	39,092	42,886	60,348	70,502	11,780
Non-interest expense
Salaries and employee benefits	87,522	78,449	84,096	100,791	77,193
Net occupancy expense	8,274	8,373	8,736	9,134	8,712
Marketing	1,697	3,435	3,636	7,988	8,522
Legal and professional	8,277	12,129	11,207	11,330	17,466
Communications and technology	15,969	15,405	31,098	42,760	13,791
FDIC insurance assessment	6,613	6,592	6,374	7,140	5,849
Servicing-related expenses	12,989	15,867	12,287	20,117	16,354
Merger-related expenses	—	—	—	10,486	7,270
Other	8,975	10,636	8,307	12,606	10,260
Total non-interest expense	150,316	150,886	165,741	222,352	165,417
Income/(loss) before income taxes	94,849	83,010	72,176	(41,922)	(21,318)
Income tax expense/(benefit)	22,911	22,834	15,060	(7,606)	(4,631)
Net income/(loss)	71,938	60,176	57,116	(34,316)	(16,687)
Preferred stock dividends	3,779	2,437	2,438	2,437	2,438
Net income/(loss) available to common shareholders	$68,159	$57,739	$54,678	$(36,753)	$(19,125)

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(dollars in thousands)
	1st Quarter 2021			4th Quarter 2020			3rd Quarter 2020			2nd Quarter 2020			1st Quarter 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$3,225,786	$8,112	1.02%	$2,137,481	$7,748	1.44%	$525,149	$1,905	1.44%	$38,829	$185	1.92%	$42,799	$274	2.57%
Investment securities - Non-taxable(2)	196,785	2,247	4.63%	200,781	2,337	4.63%	190,797	2,239	4.67%	195,806	2,327	4.78%	195,578	2,417	4.97%
Federal funds sold and securities purchased under resale agreements	4,605	1	0.07%	1,709	1	0.13%	12,051	1	0.04%	245,434	77	0.13%	199,727	614	1.24%
Interest-bearing deposits in other banks	11,840,942	2,932	0.10%	10,808,548	2,792	0.10%	11,028,962	2,877	0.10%	10,521,240	2,314	0.09%	6,225,948	19,586	1.27%
LHS, at fair value	243,326	1,595	2.66%	410,637	2,475	2.40%	543,606	3,867	2.83%	380,624	2,547	2.69%	3,136,381	27,480	3.52%
LHI, mortgage finance loans	8,177,759	64,942	3.22%	9,550,119	78,906	3.29%	9,061,984	76,464	3.36%	8,676,521	74,518	3.45%	7,054,682	55,324	3.15%
LHI(1)(2)	15,457,888	149,196	3.91%	15,620,410	161,750	4.12%	16,286,036	157,230	3.84%	17,015,041	170,970	4.04%	16,598,775	201,781	4.89%
Less allowance for credit losses on loans	254,697	—	—	290,189	—	—	264,769	—	—	236,823	—	—	201,837	—	—
LHI, net of allowance	23,380,950	214,138	3.71%	24,880,340	240,656	3.85%	25,083,251	233,694	3.71%	25,454,739	245,488	3.88%	23,451,620	257,105	4.41%
Total earning assets	38,892,394	229,025	2.39%	38,439,496	256,009	2.65%	37,383,816	244,583	2.60%	36,836,672	252,938	2.76%	33,252,053	307,476	3.72%
Cash and other assets	1,064,679			1,031,195			1,037,760			1,075,864			976,520
Total assets	$39,957,073			$39,470,691			$38,421,576			$37,912,536			$34,228,573
Liabilities and Stockholders’ Equity
Transaction deposits	$3,991,966	$5,861	0.60%	$4,384,493	$6,604	0.60%	$4,275,574	$6,652	0.62%	$3,923,966	$5,998	0.61%	$3,773,067	$13,582	1.45%
Savings deposits	12,889,974	10,788	0.34%	12,982,189	12,671	0.39%	12,786,719	12,808	0.40%	12,537,467	13,510	0.43%	11,069,429	35,961	1.31%
Time deposits	2,204,242	3,355	0.62%	2,355,199	4,544	0.77%	2,844,083	8,370	1.17%	3,434,388	12,786	1.50%	2,842,535	12,631	1.79%
Total interest bearing deposits	19,086,182	20,004	0.43%	19,721,881	23,819	0.48%	19,906,376	27,830	0.56%	19,895,821	32,294	0.65%	17,685,031	62,174	1.41%
Other borrowings	2,686,398	2,592	0.39%	3,022,077	3,517	0.46%	2,811,435	3,493	0.49%	3,612,263	4,745	0.53%	3,020,255	10,251	1.37%
Long-term debt	464,731	5,743	5.01%	395,841	4,817	4.84%	395,749	4,839	4.87%	395,658	5,043	5.13%	395,571	5,264	5.35%
Total interest bearing liabilities	22,237,311	28,339	0.52%	23,139,799	32,153	0.55%	23,113,560	36,162	0.62%	23,903,742	42,082	0.71%	21,100,857	77,689	1.48%
Demand deposits	14,421,505			13,174,114			12,202,065			10,865,896			10,003,495
Other liabilities	309,644			303,480			314,500			293,698			270,868
Stockholders’ equity	2,988,613			2,853,298			2,791,451			2,849,200			2,853,353
Total liabilities and stockholders’ equity	$39,957,073			$39,470,691			$38,421,576			$37,912,536			$34,228,573
Net interest income(2)		$200,686			$223,856			$208,421			$210,856			$229,787
Net interest margin			2.09%			2.32%			2.22%			2.30%			2.78%
(1)    The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)    Taxable equivalent rates used where applicable.